ADVANCED VOICE TECHNOLOGIES, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
                       AND STOCK APPRECIATION RIGHTS PLAN
                    (Adopted by the Board of Directors as of
                   September 15, 1994 and by the Stockholders
                    of the Company as of September 15, 1994)


         1. Purpose. The purpose of the 1994 Incentive Stock Option Plan (the "Plan) is to enable Advanced Voice Technologies, Inc. ("Company") to encourage key employees and Directors to contribute to the success of the Company by granting such individuals qualified and non-qualified option and stock appreciation rights. In addition, non-employee directors may participate in the Plan as provided herein. Options granted pursuant to the Plan shall consist of qualified and non-qualified stock options and stock appreciation rights.

         2. Administration. The Plan shall be administered by the Board of Directors of the Company or by a Stock Option and Compensation Committee (the "Committee") appointed by the Board of Directors and consisting of not less than three (3) members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, on the Committee. No member of the Board of Directors who is at the time, or within the preceding year was, eligible to participate in the Plan or in any similar plan of the Committee or any of its affiliates shall be a member of the Committee.

         The Board of Directors shall determine the purchase price of the stock covered by each option or stock appreciation rights, employees and directors to whom, and the time or times at which, options shall be granted, the number of shares to be covered by each option or stock appreciation right, and the term of each option or stock appreciation right. In addition, the Board of Directors shall have the power and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations deemed necessary or advisable for the administration of the Plan. If the Committee is appointed, it shall exercise such powers and duties, subject to the consent of the Board of Directors and the provisions of the Plan.

         If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable. A majority of the Committee members shall a constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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         3. Grantees. Subject to Section 2 hereof, options and stock appreciation rights may be granted to such key employees and directors may be granted to such key employees (including directors and officers) of the Company and its subsidiaries as determined by the Board of Directors or the Committee (each such employee a "Grantee").

         4. Effectiveness and Termination of Plan. The Plan shall terminate on the earliest of:

                  (a) The tenth anniversary of the effective date as determined under this Section 4;

                  (b) The date when all shares of the Company's Common Stock, par value $.0001 per share (the "Shares"), reserved for issuance under the Plan shall have been acquired through exercise of options granted under the Plan; or

                  (c) Such earlier date as the Board of Directors may determine.

         The Plan shall become effective as of the date of adoption thereof by the Board of Directors of the Company, or the date the Plan is approved by the stockholders, whichever is earlier. Any option outstanding under the Plan at the time of the Plan's termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

         5. The Shares. Subject to the provisions of Section 7, the aggregate number of Shares which may be issued under the Plan shall be 2,000,000. Such number of Shares may be set aside out of the authorized but unissued Shares not reserved for any other purpose or out of Shares held in or acquired for the treasury of the Company. If all or part of an option or stock appreciation right is unexercised, the Shares which were not exercised may again be available for grant under the Plan.

         6. Grant, Terms and Conditions of Option. Options may be granted by the Board of Directors or the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, options or stock appreciation rights granted pursuant to the Plan shall be subject to the following terms and conditions.

                  (a) The purchase price of the Shares subject to an option or stock appreciation right shall be determined by the Board of Directors or the Committee whose determination shall be final; it being understood and agreed that the purchase price need not be the fair market value of the Common Stock on the date that the option is granted.

         The exercise price shall be paid in full in United States dollars in cash or by check at the time of exercise. At the discretion of the Board of Directors or the Committee, the exercise price may be paid with (i) Shares already owned by, and in the possession of, the Grantee or (ii) any combination of United States dollars or Shares. Anything contained herein to the contrary notwithstanding, any required withholding tax shall be paid by the Grantee in full in

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United States dollars in cash or by check at the time of exercise of an option or stock appreciation right. Shares used to satisfy the exercise price of an option or stock appreciation right shall be valued at their fair market value as of the close of business on the day immediately preceding the date of exercise. The exercise price shall be subject to adjustment, but only as provided in
Section 7 hereof. The Company may lend the Grantee funds sufficient to pay the exercise price, subject to limitations that may be established by the Board of Directors or the Committee.

                  (b) Duration and Exercise of Options or Stock Appreciation Rights. An option or stock appreciation right may be granted for a term not exceeding ten (10) years from the date of grant; provided, however, that no grant for more than five (5) years can be made to a holder of ten percent (10%) or more of the Company's outstanding Common Stock. Further, options may not be granted to an individual to the extent that in the calendar year in which such options first becomes exercisable, the Common Stock subject to such options has a fair market value on the date of grant in excess of $100,000. Options and stock appreciation rights shall be exercisable at such time and in such amounts (up to the full amount thereof) as may be determined by the Board of Directors or the Committee at the time of grant. If an option or stock appreciation right is exercisable in installments, the Board of Directors or the Committee shall determine what events, if any, will accelerate the exercise of the option or stock appreciation right.

         The Plan shall be subject to approval by the Company's stockholders within one (1) year from the date on which it was adopted. Prior co such stockholder approval, options and stock appreciation rights may be granted under the Plan, but any such opinion or stock appreciation right shall not be exercisable prior to such stockholder approval. If the Plan is not approved by the Company's stockholders, the Plan shall terminate and all options or stock appreciation rights theretofore granted under the Plan shall terminate and become null and void.

                  (c) Termination of Employment or Directorship. Except as otherwise provided by the Board of Directors or the Committee, upon termination of the Grantee's employment or resignation or termination from the Board of Directors, the Grantee's rights to exercise an option shall be as follows:

                           (i) If the Grantee's employment or directorship is
terminated on account of total and permanent disability, any option or Stock appreciation right may be exercised, to the extent exercisable on the date of the Grantee's termination of employment or directorship, by the Grantee (or by the Grantee's estate if the Grantee dies after termination of employment or directorship) at any time within one (1) year after termination of employment or directorship but in no event after the expiration of the term of the option or stock appreciation right. For purposes of the Plan, total and permanent disability means a mental or physical condition that prevents a Grantee from performing his customary duties for the Company for nine consecutive months or an aggregate of nine months in any 12-month period.


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                           (ii) In the case of a Grantee whose employment or
directorship is terminated by death, the Grantee's estate shall have the right for a period of one (1) year following the date of such death to exercise the option or stock appreciation right to the extent the right to exercise had accrued prior to the date of the Grantee's death but in no event after the expiration of the term of the option or stock appreciation right.

                           (iii) in the case of a Grantee whose employment or
directorship is terminated for any reason other than death or disability, the Grantee (or the Grantee's estate in the event of the Grantee's death after such termination) may, within the three-month period following such termination, exercise an option or stock appreciation right to the extent the right to exercise had accrued prior to such termination but in no event after expiration of the term of the option or stock appreciation right. Notwithstanding the foregoing, except as otherwise provided by the Board of Directors or the Committee, if the Grantee's termination of employment or directorship is on account of material misconduct or any act that is materially adverse to the Company, the Grantee's option or stock appreciation right shall expire as of the date of termination of employment.

                           (iv) A Grantee's "estate" shall mean the Grantee's
legal representative of any person who acquires the right to exercise an option by reason of the Grantee's death. The Board of Directors or the Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death or disability and to supply it with a copy of the will (in the case of the Grantee's death) or such other evidence as the Board of Directors or the Committee deems necessary to establish the validity of the transfer of an option or stock appreciation right. The Board of Director or the Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

                  (d) Transferability of Options and Stock Appreciation Rights. Options and stock appreciation rights shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

                  (e) Modification, Extension and Renewal of Options and Stock Appreciation Rights. Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors or the Committee may modify, extend or renew outstanding options and stock appreciation rights granted, under the Plan, or accept the surrender of outstanding options and stock appreciation rights (up to the extent not theretofore exercised) and authorize the granting of new options or stock appreciation rights in substitution therefor (to the extent no theretofore exercised). Notwithstanding the foregoing, however, no modification of an option or stock appreciation right shall, without the consent of the Grantee, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted under the Plan.

                  (f) Other Terms and Conditions. Options or stock appreciation rights may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Board of Directors or the Committee shall deem appropriate.


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         7.       Adjustments in the Shares.

                  (a) In the event the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend, there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an option or stock appreciation right under the Plan, the number of kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding options or stock appreciation rights shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Shares shall have been changed, or for which such Shares shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option or stock appreciation right theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

                  (b) Fractional Shares resulting from any adjustment in options or stock appreciation rights pursuant to this Section 7 may be settled in cash or otherwise as the Board of Directors or the Committee may determine. Notice of any adjustment shall be given by the Board of Directors or the Committee to each Grantee whose option or stock appreciation right has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                  (c) The Committee or the Board of Directors shall have the power, in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, or the making of a tender offer to purchase all or a substantial portion of the Shares of the Company, to amend all outstanding options or stock appreciation rights (upon such conditions as it shall deem fit) in order to permit the exercise of all such options or stock appreciation rights prior to the effective date of any such transaction and to terminate such options and stock appreciation rights as of such effective date. If the Board of Directors or the Committee shall exercise such power, all options and stock appreciation rights then outstanding and subject to such requirement shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Grantee at any time or from time to time as determined by the Board of Directors or the Committee prior to the effective date of such transaction and such options or stock appreciation rights shall be deemed to terminate upon such effective date.

         8.       Securities Law Requirements.   No option or stock appreciation
right granted pursuant to the Plan shall be exercisable in whole or in part, nor shall the Company be

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obligated to sell any Shares subject to any such option or stock appreciation right, if such exercise, sale or settlement would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as it may be in effect at that time. Each option or stock appreciation right shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the Shares subject to such option or stock appreciation right under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such option or stock appreciation right or the issuance of Shares thereunder, such option or stock appreciation right may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

         9.       Amendment of the Plan.

                  (a) Options and stock appreciation rights shall be evidenced by such form of agreement as is approved by the Board of Directors or the Committee. The Board of Directors may amend the Plan, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or stock appreciation right in the manner and to the extent it shall deem desirable; provided, however, except as provided in Section 7 and this Section 9, unless the stockholders of the Company shall have first approved thereof: (i) no option or stock appreciation right shall be exercisable more than ten years after the date it is granted; (ii) the expiration date of the Plan shall not be extended; and (iii) no amendment shall be of any force and effect if such amendment increases the number of Shares available for the granting of options or stock appreciation rights may be granted, materially increases the benefits accruing the Grantees or materially modified the requirements as to eligibility or participation in the Plan. In addition, no amendment of the Plan shall, without the consent of a Grantee, adversely affect the Grantee's rights under any option or stock appreciation right.

                  (b) The Board of Directors also shall have the power to amend or terminate the Plan in such respect as the Board of Directors shall deem advisable in order to ensure favorable Federal income tax treatment for the Company.

         10. Application of Funds. The proceeds received by the Company from the sale of Shares will be used for general corporate purposes.

         11. No Obligation to Exercise Option or Stock Appreciation Right. The granting of an option or stock appreciation right shall impose no obligation upon the Grantee (or upon a transferee of a Grantee) to exercise such option or stock appreciation right.

         12. Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuation of

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employment, nor shall it interfere with the right of the company or any subsidiary to discharge any Grantee and to treat him without regard to the effect which such treatment might have upon him as a Grantee.

         13. Expenses of the Plan. All of the expenses of the Plan shall be paid by the Company.

         14. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of an option or stock appreciation right, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations or governmental authority and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Board of Directors or Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements and representations as the Board of Directors or Committee, in its sole discretion, deems necessary or desirable.

         15. Governing Law. Except the extent preempted by Federal law, the Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.





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